Form 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 5, 1995 (June 5, 1995)


                       SAN JUAN BASIN ROYALTY TRUST
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)


          Texas                        1-8032                75-6279898
- ----------------------------   ------------------------   -----------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
      of incorporation)                                   Identification No.)


     Bank One, Texas, NA, Trust Department
        P.O. Box 2604, Fort Worth, Texas                    76113
    ----------------------------------------             ------------
    (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:  (817) 884-4630


                                  Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



Item 1.         Not Applicable.

Item 2.         Not Applicable.

Item 3.         Not Applicable.

Item 4.         Not Applicable.

Item 5.         Other Events.

                As previously reported, Team Bank, as the then Trustee of the San Juan Basin Royalty Trust (the "Trust"), filed suit against Meridian Oil Inc. ("MOI") and Southland Royalty Company ("Southland") in state district court in Rio Arriba County, New Mexico in June, 1992.

                Also as previously reported, in a decision filed August 8, 1994, the Supreme Court of New Mexico ruled in such lawsuit that venue was not proper in Rio Arriba County and remanded the case for dismissal without prejudice to its refiling. In its ruling, the Supreme Court of New Mexico also ruled that venue is proper in Santa Fe County, New Mexico. Rio Arriba and Santa Fe Counties are both located in New Mexico's First Judicial District. The August 8 decision did not relate to the merits of the Trust's claims.

                Bank One, Texas, NA, as the current Trustee of the Trust, refiled the lawsuit in Santa Fe County, New Mexico on August 31, 1994 in state district court in Santa Fe County, New Mexico in Cause No. SF 94-1982(c).

                On June 5, 1995, Bank One, Texas, N.A. announced the conclusion of the non-binding mediation that had been on-going with regard to the lawsuit filed Santa Fe County, New Mexico. It was further announced that such non-binding mediation was not successful in resolving the claims asserted by the Trust in such lawsuit.

                The principal asset of the Trust consists of a seventy-five percent (75%) net overriding royalty interest carved out of certain of Southland's oil and gas leasehold and royalty interests in the San Juan Basin located in San Juan, Rio Arriba and Sandoval counties of northwestern New Mexico (the "Trust Properties"). MOI and Southland are the operators of certain of the Trust Properties.

                The claims asserted and the relief sought on behalf of the Trust in the suit filed in Santa Fe County, New Mexico include breach of contract, breach of fiduciary duty and breach of the covenant of good faith and fair dealing. The relief sought includes compensatory and punitive damages, an accounting and a permanent injunction relating to the marketing of production from the Trust Properties by MOI and Southland.

                On May 25, 1995, the court denied the motion filed by MOI and Southland to dismiss the lawsuit on the basis of forum non conveniens. The court also denied the motion to dismiss the Trustee's claims relating to breach of the covenant of good faith and fair dealing filed by MOI and Southland. The motion to dismiss the Trustee's claims of breaches of fiduciary duties by MOI and Southland filed by MOI and Southland was taken under advisement by the court, which will rule on this motion at a later date. On the same date, the court cancelled the prior trial setting of October 23, 1995, and announced that the case would be tried during the first half of 1996.

                On June 5, 1995, the court granted the motion by MOI and Southland to dismiss the Trustee's claims of breach of fiduciary duties by MOI and Southland.

Item 6.         Not Applicable.

Item 7.         Financial Statements and Exhibits.

                (a)     Not Applicable
                (b)     Not Applicable
                (c)     Exhibits

                        (99)   Press Release dated June 5, 1995

Item 8.         Not Applicable.



                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BANK ONE, TEXAS, NA
                                        Trustee of the
                                        San Juan Basin Royalty Trust


                                        By: /s/ Cristina Z. Vance
                                            --------------------------------
                                            Cristina Z. Vance
                                            Assistant Vice President

DATE:  June 7, 1995


              (The Trust has no directors or executive officers.)


                                 EXHIBIT INDEX


Exhibit No.                          Exhibit                           Page
- -------------           ----------------------------------            ------

   99                   Press Release dated June 5, 1995

San Juan Basin Royalty Trust                                   NEWS RELEASE

Post Office Box 2604
Fort Worth, Texas 76113
Telephone 817/884-4417

MEDIATION UNSUCCESSFUL IN RESOLVING SAN JUAN BASIN ROYALTY TRUST SUIT AGAINST MERIDIAN OIL INC. AND SOUTHLAND ROYALTY COMPANY

       FORT WORTH, Texas, June 5, 1995 -- Bank One, Texas, N.A., Trustee of the San Juan Basin Royalty Trust (the "Trust") announced today that non-binding mediation which had been ongoing with regard to the lawsuit filed against Defendants Meridian Oil Inc. and Southland Royalty Company in the state district court in Santa Fe County, New Mexico, in Cause No. SF94-1982(c) was not successful in resolving the claims asserted by the Trust.

The principal asset of the Trust consists of a 75% net overriding royalty interest carved out of certain of Southland Royalty's oil and gas leasehold and royalty interests in the San Juan Basin located in San Juan, Rio Arriba and Sandoval counties of northwestern New Mexico (the "Trust Properties"). Meridian Oil and Southland Royalty are the operators of certain of the Trust Properties.

The claims asserted and the relief sought on behalf of the Trust in the suit filed in Santa Fe County, New Mexico include breach of contract, breach of fiduciary duty and breach of the covenant of good faith and fair dealing. The relief sought includes compensatory and punitive damages, an accounting, and a permanent injunction relating to Defendants' marketing of production from the Trust Properties.

On May 25, 1995, the court denied the motion filed by the Defendants to dismiss the lawsuit on the basis of forum non conveniens. The court also denied the Defendants' motion to dismiss the Trustee's claims relating to breach of the covenant of good faith and fair dealing. The Defendants' motion to dismiss the Trustee's claims of breaches of fiduciary duties by Meridian Oil and Southland Royalty were taken under advisement by the court, which will rule on this motion at a later date.

On the same date, the court cancelled the prior trial setting of October 23, 1995, and announced that the case would be tried during the first half of 1996.